Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
BOSTON SCIENTIFIC CORPORATION
A Delaware Corporation

ARTICLE I
OFFICES

Section 1.  Registered Office.  The registered office of the corporation in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the corporation’s registered agent at such address shall be Corporation Service Company.
     Section 2.  Other Offices.  The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.  Annual Meetings.  An annual meeting of the stockholders shall be held for the purpose of electing Directors and conducting such other business as may properly come before the meeting. The date, time and place, within or without the State of Delaware, of the annual meeting shall be determined by resolution of the Board of Directors.
     Section 2.  Special Meetings.  Special meetings of stockholders may be held at such time, place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called only by the Chairperson of the Board or the President, and shall be called within ten days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (as defined below). Any such resolution shall be sent to the Chairperson of the Board or the President, and the Secretary of the corporation and shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice. For the purposes of these By-Laws, the term “Whole Board” is defined as the total number of Directors which the corporation would have if there were no vacancies.
     Section 3.  Notice.  Notice of every annual or special meeting of the stockholders, stating the place, if any, date, time, means of remote communications, if any, by which stockholders and duly appointed proxies may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. All such notices shall be delivered in accordance with Delaware law. When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date, time and means of remote communications, if any, by which stockholders and duly appointed proxies may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any manner permitted by the Delaware General Corporation Law (“DGCL”); provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     Section 4.  Stockholders List.  The officer having charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder.
     Section 5.  Quorum.  The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the presiding officer of the meeting or the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, by the affirmative vote of the holders of a majority of such shares, shall have the power to adjourn the meeting to another date, time and/or place, if any, in accordance with Section 3 of this Article II.
Section 6. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business (other than the nominations of persons for election to the Board of Directors) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 6 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation, not earlier than 120 calendar days and not later than the close of business 90 calendar days before the first anniversary date of the previous year’s annual meeting of stockholders. However, if the corporation did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days before or more than 70 days after the first anniversary date of the prior year’s annual meeting of stockholders, notice by the stockholder must be so delivered not earlier than the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
A stockholder’s notice to the Secretary shall set forth (A) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) the text, if any, of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of any beneficial owner and any of their respective affiliates; (ii) the class, series and number of shares of the corporation which are, directly or indirectly, owned of record, and/or beneficially owned by the stockholder, any beneficial owner and any of their respective affiliates; (iii) any material interest of the stockholder, any beneficial owner or any of their respective affiliates in such business; (iv) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, derivatives and borrowed or loaned shares) that have been entered into as of the date of the submission of the stockholder notice by, or on behalf of, the stockholder, any beneficial owner and any of their respective affiliates, the effect or intent of which is to give such stockholder, beneficial owner or affiliate economic risk similar to ownership of shares of any class or series of capital stock of the corporation, mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, each such stockholder, beneficial owner or affiliate; (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice; (vi) representation whether such stockholder, beneficial owner or any of their respective affiliates intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal; (vii) a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (a) between or among more than one of the stockholder, any beneficial owner or any of their respective affiliates or (b) between or among any of the stockholder, beneficial owner or any of their respective affiliates and any other person or entity (naming each such person or entity) in connection with or related to the proposal, including without limitation (1) any understanding, formal or informal, written or oral, that any stockholder, beneficial owner or any of their respective affiliates may have reached with any other stockholder of the corporation (including their names) with respect to how such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of or related to the proposal, or other action to be taken, by the stockholder, beneficial owner or any of their respective affiliates and (2) any agreements that would be required to be disclosed by the stockholder, beneficial owner, or any of their respective affiliates pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (including the rules and regulations promulgated thereunder), regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder, beneficial owner, or affiliate; (viii) any other information relating to the stockholder, beneficial owner or any of their respective affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; (ix) a representation by the stockholder as to the accuracy of the information set forth in such notice; (x) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder, beneficial owner or any of their respective affiliates have or share a right, directly or indirectly, to vote any shares of any class or series of capital stock of the corporation; (xi) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such stockholder, beneficial owner or any of their respective affiliates that are separated or separable from the underlying shares of the corporation; and (xii) a description of any performance-related fees (other than an asset based fee) that such stockholder, beneficial owner or any of their respective affiliates, directly or indirectly, are entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any interests described in clause (B)(iv). Notwithstanding anything in these By-Laws to the contrary, no business (other than the nominations of persons for election to the Board of Directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6 of Article II (other than business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting); provided, however, that the nomination of director candidates shall be conducted in accordance with the procedures set forth in Article III.
The presiding officer of an annual meeting (or, in advance of any such meeting, the Board of Directors or an authorized committee thereof) shall, if the facts warrant, determine that business was not properly brought in accordance with this Section 6 of Article II, and, if it shall be so determined, declare that any such business was not properly brought and shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present the proposed business advanced by such stockholder, such proposed business shall not be transacted, notwithstanding that such proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 6 and Article III, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

A stockholder shall promptly update and supplement its notice of business proposed to be brought before a meeting, if necessary, so that the information provided and required to be provided in such notice pursuant to Section 6 of Article II shall be true, correct and complete in all material respects (including disclosure of all material facts necessary to make the statements made, in light of the circumstances under which they are made, not misleading) (i) as of the record date for the meeting, (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and (iii) with respect to the representation required by Section 6(B)(vi) of this Article II, as of immediately prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof; it being understood that providing any such update and supplement shall not limit the corporation’s rights with respect to any deficiencies in any stockholder's notice, including, without limitation, any representation required herein, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 6. Compliance with this Section 6 shall be the exclusive means for a stockholder to submit business (other than nominations of persons for election to the Board of Directors and, as provided in the last sentence of the second paragraph of this Section 6, business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals other than nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.
Section 7.  Inspectors.  The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of stockholders, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointments or if an appointee fails to serve, the presiding officer of the meeting of stockholders may appoint substitute inspectors.
     Section 8.  Voting.  Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these By-Laws or unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, except the election or removal of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation or a Preferred Stock Designation or by applicable law. With respect to any election or questions required to be decided by any class of stock voting as a class, the vote of the holders of a majority of such class of stock present in person or by proxy and which actually voted shall decide any such election or question.
     Section 9.  Order of Business.  Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of stockholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting of stockholders, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.
ARTICLE III
NOMINATION OF DIRECTOR CANDIDATES

Section 1. Notification of Nominees. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made at an annual meeting of stockholders only (a) by the Board of Directors or a committee appointed by the Board of Directors, (b) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1 or (c) by an Eligible Stockholder who complies with the request of Article X of these By-Laws (the “Noticing Stockholder”). For any nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of the first paragraph of this Section 1, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive officers of the corporation not earlier than 120 calendar days and not later than the close of business 90 calendar days before the first anniversary date of the previous year’s annual meeting of stockholders. However, if the corporation did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days before or more than 70 days after the first anniversary date of the previous year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Each such notice shall set forth:
(A)     as to each person whom the Noticing Stockholder proposes to nominate for election as a director of the corporation: (i) the name, age and address of such person; (ii) such person’s principal occupation or employment; (iii) the class, series and number of shares of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person; (iv) a description of all arrangements or understandings between the Noticing Stockholder, any beneficial owner and/or any affiliate of such Noticing Stockholder or any beneficial owner thereof, on the one hand, and the nominee and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination is to be made by the Noticing Stockholder; (v) such other information regarding each nominee proposed by such Noticing Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission (“SEC”) had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the written consent of each nominee to being named as a nominee for director in the corporation’s proxy statement and other proxy materials relating to the election of directors and, if so elected, serve as a Director of the corporation; (vii) a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within five business days of such request) with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and (viii) a written representation and agreement that such proposed nominee (A) is not, and will not become, a party to: (1) any agreement, arrangement or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification of the nominee in connection with being a nominee or with his or her service or action as a Director of the corporation that has not been fully disclosed in writing to the corporation prior to, or concurrently with, the stockholder’s submission of the notice required by this Section 1; (2) any Voting Commitment (as defined in Article X) as to how such nominee, if elected, will vote or act on any issue except such as is already existing and has been fully disclosed to the corporation prior to or concurrently with the stockholder’s submission of the notice required by this Section 1; or (3) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected, with his or her fiduciary duties under applicable law and (B) would be in compliance with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines (including any successor policies or guidelines) applicable to Directors; and
(B)     as to the Noticing Stockholder, any beneficial owner on whose behalf the notice is given, and any affiliate (i) the name and address of the Noticing Stockholder (including the name and address that appear on the corporation’s books and records), of any beneficial owner or beneficial owners on whose behalf the notice is given and of any affiliate of the Noticing Stockholder or any such beneficial owner (collectively with the Noticing Stockholder, the “Proposing Persons” and each a “Proposing Person”); (ii) the class, series and number of shares of the corporation which are, directly or indirectly, owned, beneficially or of record, by the Noticing Stockholder and any other Proposing Person; (iii) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, derivatives and borrowed or loaned shares) that have been entered into as of the date of the submission of the stockholder notice by, or on behalf of, each Proposing Person, the effect or intent of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the corporation, mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, each such Proposing Person; (iv) a representation that the Noticing Stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (v) a representation that any Proposing Person intends to or is part of a group that intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee, (b) otherwise to solicit proxies or votes from stockholders in support of such nomination, and/or (c) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act; (vi) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among any Proposing Person, and any other person, including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding); (vii) a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (a) between or among more than one Proposing Persons or (b) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the nomination, including without limitation (1) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any stockholder of the corporation (including their names) with respect to how such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of or related to the nomination or any business proposed, or other action to be taken, by the Proposing Person, (2) any agreements that would be required to be disclosed by any Proposing Person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (including the rules and regulations promulgated thereunder), regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person and (3)

any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding); (viii) any other information relating to a Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; (ix) a representation by the Noticing Stockholder as to the accuracy of the information set forth in such notice; (x) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which any Proposing Person has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the corporation; (xi) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by any Proposing Person that are separated or separable from the underlying shares of the corporation; and (xii) a description of any performance-related fees (other than an asset based fee) that any Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any interests described in clause (B)(iii).
In addition to the foregoing, any Noticing Stockholder or proposed nominee also shall promptly provide the corporation with any other information reasonably requested by the corporation, including such other information as may be reasonably required to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, Exchange Act rule or regulation, or in the corporation’s Corporate Governance Guidelines or any other publicly-disclosed standards established by the corporation.
Notwithstanding anything in the third sentence of the first paragraph of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the first paragraph of this Section 1 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the corporation.
Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any authorized committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1. In the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 1 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
A Noticing Stockholder shall promptly update and supplement its notice of any nomination proposed to be brought before a meeting, if necessary, so that the information provided and required to be provided in such notice pursuant to this Section 1 of Article III shall be true, correct and complete in all material respects (including disclosure of all material facts necessary to make the statements made, in light of the circumstances under which they are made, not misleading) (i) as of the record date for the meeting, (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof and (iii) with respect to the representation required by Section 1(B)(v) of this Article III, as of immediately prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof; it being understood that providing any such update and supplement shall not limit the corporation’s rights with respect to any deficiencies in any stockholder's notice, including, without limitation, any representation required herein, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
Notwithstanding anything contrary in these By-Laws, unless otherwise required by applicable law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide documentation reasonably satisfactory to the corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in the following sentence), then the nomination of such proposed nominee shall be disregarded and no vote on such nominee proposed by such Noticing Stockholder shall occur, notwithstanding that the nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such proposed nominee may have been received by the corporation (which proxies and votes shall be disregarded). If any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, not later than five business days prior to the applicable meeting, documentation reasonably satisfactory to the corporation demonstrating that it or such other Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
The number of nominees a Noticing Stockholder may nominate for election at an annual or special meeting of the stockholders (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual or special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting by the class of stockholders for which such Noticing Stockholder is entitled to vote.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 2. Substitution of Nominees. If a person is validly designated as a nominee in accordance with Section 1 of this Article III, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon prompt delivery, and in any event not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 1 of this Article III, had such substitute nominee been initially proposed as a nominee; provided, however, that any such substitute nominee will only be eligible to stand for election if (i) he or she was identified as an alternate nominee in the stockholder notice contemplated in Section 1 of this Article III and (ii) such substitution would not violate the DGCL, SEC regulations or other laws, rules or regulations applicable to the corporation; provided, further, that if the date of such meeting has been publicly disclosed prior to the requested substitution, such substitution may not, without the consent of the Board of Directors, be made unless it can be made in accordance with applicable requirements of the SEC without any resulting delay in the scheduled meeting, unless such substitution is required by the DGCL, SEC regulations or other laws, rules or regulations applicable to the corporation. Such notice shall include a signed written consent by each substitute nominee to be named as a nominee for Director in the corporation’s proxy statement and other proxy materials relating to the election of directors and, if so elected to serve as a Director of the corporation.
Section 3. Compliance with Procedures. If the presiding officer of the meeting for the election of Directors (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof) determines that a nomination for any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of these By-Laws, it shall be so declared and such person will not be eligible for election as a Director and such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article III, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination advanced by such stockholder, such nomination shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation.
Notwithstanding the foregoing provisions of this Article III, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article III; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Article III. Compliance with this Article III or Article X shall be the exclusive means for a stockholder to make nominations at a meeting of stockholders. Nothing in this Article III shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
For purposes of this Article III and Section 6 of Article II, (i) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, (ii) “affiliates” shall have the meaning set forth in Rule 12b-2 under the Exchange Act, (iii) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York, and (iv) “close of business” means 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day.
ARTICLE IV
BOARD OF DIRECTORS

Section 1.  Powers.  The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
Section 2.  Number, Qualification, Election and Terms.  Except as otherwise fixed by, or pursuant to, the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than three nor more than twenty persons. Except as otherwise required by law, each nominee for director shall be elected to the Board of Directors by the affirmative vote of the majority of votes cast, in person or by proxy, by the holders of shares entitled to vote at a meeting at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected at any such meeting, as determined by the Secretary of the corporation as of the record date for such meeting, the directors shall be elected by a plurality of the votes cast, in person or by proxy. For purposes of this Section 2, a majority of the votes cast means that the number of shares voted "for" exceeds fifty percent (50%) of the number of votes cast with respect to such nominee. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board of Directors, within its powers, may decrease the number of directors, fill the vacancy, or take other appropriate action. An abstention will not count as a vote cast with respect to a director. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
     If an incumbent director who is nominated for re-election to the Board of Directors does not receive sufficient “for” votes to be elected in accordance with this By-Law, the incumbent director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to the director’s resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until the director’s successor is duly elected, or the director’s earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 4 of Article IV of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 2 of Article IV of these By-Laws.
Section 3.  Removal.  Any Director may be removed from office by the stockholders in the manner provided in Section 4 of Article EIGHTH of the Certificate of Incorporation.
Section 4.  Vacancies and New Directorships.  Except as otherwise fixed by or provided for or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled solely by the affirmative vote of a majority of the Directors then in office though less than quorum, or by a sole remaining Director, except as may be required by law. Any Director so chosen shall hold office until the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified. No decrease in the authorized number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
     Section 5.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.
     Section 6.  Special Meetings and Notice.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or, if there is no Chief Executive Officer, the President, on one day’s written notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and shall be called by the Chief Executive Officer, or, if there is no Chief Executive Officer, the President, or the Secretary in like manner and on like notice on the written request of any three Directors.
 Section 7.  Resignation.  Any Director may resign at any time by giving written notice of his resignation to the Chairman of the Board or the Secretary, to be effective upon its acceptance by the Board of Directors or at the time specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make such resignation effective.
     Section 8.  Quorum.  Subject to Section 4 of this Article IV and except as provided by law or the Certificate of Incorporation, at all meetings of Directors, a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Except for the designation of committees (as provided in Section 9 of this Article IV), the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9.  Committees.  The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation, which to the extent provided in such resolution shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except as otherwise limited by statute. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Directors when required. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, and unless otherwise prescribed by the Board of Directors, the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.
     Section 10.  Compensation.  The Directors may be paid for expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for attending committee meetings.
     Section 11.  Rules.  The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the corporation as they may deem proper, not inconsistent with law, the Certificate of Incorporation or these By-Laws.
ARTICLE V
OFFICERS

Section 1.  Number.  The officers of the corporation shall be chosen by the Board of Directors and shall consist of a president, a chairman and/or co-chairman of the board, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the offices of the president and secretary.
     Section 2.  Election and Term of Office.  The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
     Section 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by a majority vote of the Directors then in office.

     Section 5.  Compensation.  Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a Director of the corporation. The Board of Directors may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.
     Section 6.  The Chief Executive Officer.  The Chief Executive Officer, if any, in the absence or disability of the Chairman of the Board, shall preside at all meetings of the stockholders; shall have general and active management of the business of the corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. In the absence of the Chief Executive Officer, the President, the Chairman or another officer of the Corporation, as designated by the Board of Directors, shall have the powers of the Chief Executive Officer.
Section 7. The President and Vice-Presidents. The President shall act in an executive capacity as shall be directed from time to time by the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may determine from time to time, (which may include, without limitation, assisting the Chief Executive Officer in the operation and administration of the corporation’s business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such powers as the Board of Directors may, from time to time, determine or these By-Laws may prescribe.
Section 8.  The Chairman of the Board.  The Chairman and/or the Co-Chairman of the Board shall preside at all meetings of the stockholders and directors; and have such other duties as may be assigned to him or them from time to time by the Board of Directors.
     Section 9.  The Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation an of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, or, if there is no Chief Executive Officer, the President, under whose supervision he or she shall be; shall have custody of the corporate seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 10.  The Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer, or, if there is no Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 11.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors. The Board of Directors may, from time to time, authorize any officer to appoint and remove such subordinate officers and to prescribe the powers and duties thereof.
ARTICLE VI
INDEMNIFICATION OF OFFICERS AND OTHERS

Section 1.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party, his or her heirs, executors or administrators, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     Section 2.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party, his or her heirs, executors or administrators, to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.
     Section 3.  To the extent that an officer of the corporation or person serving at the request of the corporation as a director or officer of another corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     Section 4.  Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer or person serving at the request of the corporation as a director or officer of another corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
     Section 5.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or person serving at the request of the corporation as a director or officer of another corporation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article VI.
     Section 6.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in other capacity while holding such office.
     Section 7.  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.
     Section 8.  For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     Section 9.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer, employee or person serving at the request of the corporation as a director or officer of another corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 10.  This Article VI may be amended or repealed only by the affirmative vote of the holders of a majority of the Voting Stock; provided that no such amendment or repeal shall adversely affect any right to indemnification for any act or omission of any person referred to in Section 1 and 2 of this Article VI which occurred or allegedly occurred prior to the effective date of such amendment or repeal.
     Section 11.  If in any action, suit or other proceeding or investigation, a Director of the corporation is held not liable for monetary damages because that Director is relieved of personal liability under Article NINTH of the Certificate of Incorporation or otherwise, the Director shall be deemed to have met the standards of conduct set forth above and to be entitled to indemnification as provided above.
ARTICLE VII
CERTIFICATES OF STOCK

Section 1.  Form.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, (1) the President or a Vice-President and (2) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.
     Section 2.  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 3.  Fixing a Record Date.  Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 4.  Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE VIII
GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think in the best interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
     Section 2.  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 3.  Fiscal Year.  The fiscal year of the corporation shall be the period ending December 31 of each year or as otherwise fixed by resolution of the Board of Directors.
     Section 4.  Seal.  The seal of the corporation shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 5.  Securities Owned By Corporation.  Voting securities in any other corporation held by the corporation shall be voted by the Chief Executive Officer, or, if there is no Chief Executive Officer, the President, or the Treasurer or any Vice President, unless the Board of Directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
     Section 6.  Conflict of Interest.  No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board of or committee thereof which authorized the contract or transaction, or solely because the votes of the Director or officer are counted for such purpose, provided that the material facts as to the relationship or interest of the Director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum or provided that the contract or transaction is otherwise authorized in accordance with the laws of Delaware. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transactions.
ARTICLE IX
AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended or repealed at any regular meeting of the stockholders or at any special meeting thereof duly called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend or repeal these By-Laws, or adopt such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.
ARTICLE X
PROXY ACCESS

Section 1.  Inclusion of Stockholder Nominees in Corporation’s Proxy Statement. Notwithstanding Article III hereof, this Article X shall apply solely for the purpose of stockholders of the corporation who propose to include director nominees for the election of Directors in the corporation’s proxy statement, form of proxy and ballot for an annual meeting of stockholders. Any proposal of a stockholder or stockholders of the corporation to include in the corporation’s proxy materials for any annual meeting of stockholders a person or persons for election as Director or Directors shall be required to comply with the proxy access procedures as set forth in this Article X. Subject to the provisions of this Article X, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement (and on the corporation’s form of proxy and ballot) for any annual meeting of stockholders (but not at any special meeting of stockholders) in addition to any persons nominated for election by the Board of Directors or any committee thereof: (A) the names of any person or persons therein nominated for the election of Directors (each, a “Stockholder Nominee”) by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Article X (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (B) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission (the “SEC”) or other applicable law to be included in the proxy statement; (C) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 5(ii) of this Article X, and provided that each such statement per Stockholder Nominee does not exceed 500 words and fully complies with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-9 thereunder (the “Supporting Statement”)); and (D) any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the Nominating Stockholder and the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Article X and any solicitation materials or related information with respect to a Stockholder Nominee.
Section 2. Maximum Number of Stockholder Nominees. The corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number constituting the greater of (A) two or (B) 20% of the total number of Directors of the corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Article X (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (A) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board of Directors; (B) each Stockholder Nominee who ceases to satisfy, or each Stockholder Nominee of a Nominating Stockholder that ceases to satisfy, the eligibility requirements in this Article X, as determined by the Board of Directors; (C) each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting; (D) the number of incumbent Directors who had been Stockholder Nominees at either of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors; (E) the number of nominees for Director for which the corporation shall have received one or more valid stockholder notices (whether or not subsequently withdrawn) nominating such nominees pursuant to Section 1 of Article III of these By-Laws, but only to the extent the Maximum Number after such reduction with respect to this clause (E) equals or exceeds one; and (F) the number of incumbent Directors or nominees for Director that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement, or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such stockholders or group of stockholders, from the corporation), but only to the extent the Maximum Number after such reduction with respect to this clause (F) equals or exceeds one. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 4 of this Article X but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.
If the number of Stockholder Nominees pursuant to this Article X for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth below in Section 4 of this Article X, a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2 of Article X, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to the stockholders of the corporation, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders (notwithstanding that proxies in respect of such vote may have been received by the corporation).

Section 3. Eligibility of Nominating Stockholder.
(i)    An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock of the corporation used to satisfy the eligibility requirements in this Section 3 of Article X continuously for the three-year period specified in Section 3(ii) of this Article X or (B) provides to the Secretary, within the time period referred to in Section 4 of this Article X, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines acceptable.
(ii)    An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Article X only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that the Eligible Stockholder consists only of funds that are: (A) under common management and investment control; (B) under common management and funded primarily by the same employer; or (C) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended). In the event of a nomination by a Nominating Stockholder that includes a group of Eligible Stockholders, any and all requirements and obligations for an Eligible Stockholder shall apply to each Eligible Stockholder in such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Article X, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Article X, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.
(iii)    The “Minimum Number” of shares of the corporation’s common stock means 3% of the aggregate number of shares outstanding of the corporation’s common stock, as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.
(iv)    For purposes of this Section 3 of Article X, an Eligible Stockholder “owns” only those outstanding shares of the corporation’s common stock as to which such Eligible Stockholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) that are subject to short positions or were otherwise sold short by such Eligible Stockholder or any of its affiliates, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, with cash based on the notional amount or value of outstanding shares of common stock of the corporation or a combination thereof, in any such case, which instrument or agreement has, or is intended to have, or if exercised or settled would have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic interest in such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 3(iv) of Article X, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(v)    No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

Section 4. Nomination Notice. To nominate a Stockholder Nominee pursuant to this Article X, the Nominating Stockholder (including each Eligible Stockholder in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must deliver to the Secretary at the principal executive offices of the corporation all of the following information and documents in a form that the Board of Directors determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation first mailed or otherwise distributed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if (and only if) the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and concludes 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or tenth day following the date such Other Meeting Date is first publicly announced or disclosed (but in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):
(A)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period), verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(B)    an agreement to hold the Minimum Number of shares through the annual meeting and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;
(C)    a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder, as applicable, in accordance with SEC rules;
(D)    the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a Director if elected;
(E)    a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder: (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 1 of Article III of these By-Laws; (2) a representation and warranty that the Nominating Stockholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, the securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation; (3) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (4) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (5) a representation and warranty that the Nominating Stockholder will not use any form of proxy and ballot other than the corporation’s form of proxy and ballot in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (6) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate the corporation’s Certificate of Incorporation, the By-Laws, any applicable law, rule or regulation to which the corporation is subject, including rules or regulations of any stock exchange on which the corporation’s shares of common stock are listed; (7) a representation and warranty that each Stockholder Nominee: (a) does not have any direct or indirect relationship with the corporation that would cause the Stockholder Nominee to be deemed not independent pursuant to the corporation’s standards in its Corporate Governance Guidelines or any other publicly-disclosed standards established by the corporation, and otherwise qualifies as independent under any other standards established by the corporation and the rules of any stock exchange on which the corporation’s shares of common stock are listed; (b) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the corporation’s shares of common stock are listed; (c) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (d) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision); (e) is not, and has not, been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; and (f) meets the Director qualifications set forth in the corporation’s Corporate Governance Guidelines and any other publicly-disclosed standards established by the corporation (notwithstanding this clause (7), for the avoidance of doubt, the Board of Directors is responsible for making the final determination of the Stockholder Nominee’s independence); (8) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 3 of this Article X and intends to continue to satisfy such eligibility requirements through the date of the annual meeting; (9) details of any position of a Stockholder Nominee as an employee, officer or director of any company, and of any other material relationship with, or material financial interest in, any company, within the three years preceding the submission of the Nomination Notice to the extent such information would be required from a Director of the corporation; (10) if desired, a Supporting Statement; (11) a description of all arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, derivatives and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, each such Eligible Stockholder and any affiliate of each such Eligible Stockholder, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, each such Eligible Stockholder or an affiliate of each such stockholder, and a representation that each such Eligible Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date of the annual meeting is first publicly disclosed; and (12) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;
(F)    an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of the Stockholder Nominee; (2) to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s Directors or director nominees or any Stockholder Nominee with the SEC, to the extent such filing would be required if such written solicitation or other communication were made by or on behalf of the corporation; (3) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation in connection with the Nominating Stockholder’s attempt to nominate a Stockholder Nominee or arising out of the information that the Nominating Stockholder provided to the corporation or out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the corporation, the stockholders of the corporation or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly and severally with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its Directors, officers or employees, arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under, this Article X; (5) in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the corporation, the stockholders of the corporation or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; (6) in the event that the Nominating Stockholder (including any Eligible Stockholder in a group) has failed to continue to satisfy the eligibility requirements described in Section 3 of this Article X, to promptly notify the corporation; and (7) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the corporation;
(G)    an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which each Stockholder Nominee agrees: (1) to promptly, but in any event within ten business days after such request, provide to the corporation such other information and certifications, including completion of the corporation’s director nominee questionnaire, as the corporation may reasonably request; (2) at the reasonable request of the Board of Directors, any committee or any officer of the corporation, to meet with the Board of Directors, any committee or any officer of the corporation to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (3) that such Stockholder Nominee has read and agrees, if elected, to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines (including any successor policies or guidelines) applicable to Directors; (4) that such Stockholder Nominee understands duties of a director under Delaware law and agrees to act in accordance with those duties while serving as a Director; and (5) that such Stockholder Nominee is not, and will not become, a party to: (a) any agreement, arrangement or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification of the Stockholder Nominee in connection with being a Stockholder Nominee or with service or action as a Director of the corporation that has not been fully disclosed in writing to the corporation prior to, or concurrently with, the Nominating Stockholder’s submission of the Nomination Notice; (b) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee, if elected, will vote or act on any issue (a “Voting Commitment”) except such as is already existing and has been fully disclosed to the corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice; or (c) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected, with his or her fiduciary duties under applicable law.
The information and documents required by this Section 4 of Article X to be provided by the Nominating Stockholder shall be: (A) provided with respect to and executed by each Eligible Stockholder in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (B) provided with respect to both the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) and limited liability companies (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 4 of Article X (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary.

Section 5.   Exceptions.

(i)    Notwithstanding anything to the contrary contained in this Article X, the corporation may omit from its proxy materials any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (A) the Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years; (B) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Article X, the Nominating Stockholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Article X and shall therefore be disregarded; (C) the Board of Directors in good faith determines that such Stockholder Nominee fails to satisfy all of the standards set forth in Section 4(E)(7)(a)-(f) of this Article X, such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or if such Stockholder Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with the corporation’s Certificate of Incorporation, the By-Laws or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s shares of common stock are listed; (D) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Article X at one of the corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or did not receive votes cast in favor of the Stockholder Nominee’s election of at least 25% of the votes cast on the proposal at such annual meeting, in person or by proxy; or (E) the corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or such Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 3 of this Article X, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Article X.

(ii)    Notwithstanding anything to the contrary contained in this Article X, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; or (C) the inclusion of such information in the proxy statement would otherwise violate SEC proxy rules or any other applicable law, rule or regulation.

Section 6. Additional Provisions. For purposes of this Article X, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). If any intervening events, facts or circumstances arise subsequent to any such determination, the presiding officer of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Article X and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
This Article X shall be the exclusive method for stockholders of the corporation to include director nominees for the election of Directors in the corporation’s proxy statement, form of proxy and ballot for an annual meeting of stockholders. The corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.